EXHIBIT 10.1

CO-FINANCE AGREEMENT BETWEEN GRAYMARK PRODUCTIONS, INC.,
and JOHN SIMONELLI

Agreement made May 7, 2004, by and between Graymark Productions, Inc. (“Company”), and John Simonelli  (‘‘Co-Financier’’) regarding a fiscal contribution and contribution of services in consideration of acquiring the right to share in the profits of a particular motion picture to be designated by Company (the ‘‘Picture’’) to be produced, in part, by Company.

1. PICTURE; SERVICES: The Picture shall be based upon that certain screenplay currently titled “Cloud Nine” written by Brett Hudson, Burt Kearns and Albert S. Ruddy.  Co-Financier shall provide consulting services regarding the Picture. However, Company’s decision regarding all aspects of the Picture shall be final.

2.  RECOUPMENT OF INVESTMENT; PROFIT PARTICIPATION: In consideration of Co-Financier providing above services and the “Contribution” as defined below in to the production of Picture, Company shall pay or cause to be paid to Co-Financier the following:

(a) Recoupment of Contribution: One Hundred Percent (100%) of all proceeds, commencing from the first dollar, received by Company from the rights sales and distribution of the Picture up to and until such time as Co-Financier is repaid the Contribution in full.

(b) Profit Participation: Four Percent (4%) of all Net Profits paid to and received by Company from the rights sales and distribution of the Picture. “Net Profits” shall be defined as the sum remaining after deduction of third-party distribution fees and expenses, Company’s recoupment of all costs plus interest, production costs, distribution costs, cash deferments to cast, crew and/or producers, equipment suppliers, rights holders or any other party.

3. CONTRIBUTION: Co-Financier shall provide a Contribution of One Hundred Thousand Dollars ($100,000) (“Contribution”) to the production of Picture. Upon execution of this agreement, Co-Financier shall pay the full sum of Contribution to Company. Company shall hold Contribution in escrow until such time as Picture begins principal photography. At such time when Picture begins principal photography, Contribution shall be dispersed to the production account of Picture. If principal photography has not commenced one (1) year from the execution of this Agreement, then Contribution shall be returned to Co-Financier and Co-Financier shall not be entitled to the compensation discussed in Paragraph 2 of this Agreement.

4. REPRESENTATIONS AND WARRANTIES: Co-Financier hereby represents and warrants to Company that:

(a) Powers and Authority: It is duly incorporated, validly existing and in good standing. It has the corporate power and all necessary rights and title to enter into and perform this Agreement and the transactions contemplated hereby or referred to herein and has taken all necessary action to authorize the entry into and performance of this Agreement and such transactions.

(b) Legal Validity: This Agreement constitutes a legal, valid and binding obligation of Co-Financier and is in proper form for enforcement against it.

(c) Non-conflict with Laws: The entry into and performance of this Agreement and the transactions contemplated hereby do not and will not conflict with:

(i) any existing law or regulation or any official or judicial order, or

(ii) its articles of incorporation, or

(iii) any agreement or document to which it is a party or which is binding upon it.

(c) Consents: All authorizations, approvals, consents, licenses, exemptions, filings, registrations, notarizations and other matters, official or otherwise, required by Co-Financier or advisable in connection with the entry into, performance, validity and enforceability of this Agreement and the transactions contemplated hereby by Co-Financier have been obtained or effected and are in full force and effect.

5. INDEMNIFICATION: Company and Co-Financier shall, at its own respective expense, indemnify, save and hold harmless the other party and its successors, licensees, assigns, agents, representatives and affiliates from and against any and all claims, demands, causes of action, obligations, liability, loss, damage, cost and expenses (including reasonable attorneys’ fees), incurred or sustained by reason of or arising out of any breach or alleged breach of any of the warranties, representations or agreements herein made by the respective party, or from any reliance upon any such warranties, representations or agreements.

6. ACCOUNTING AND REPORTS BY COMPANY: Company shall render to Co-Financier, on a quarterly basis for the first two years after initial distribution of the Picture, a written statement of monies due Investor hereunder, if any (‘‘Accounting Statement’’), and such Accounting Statement shall be accompanied by remittance of any amount shown to be due to Company thereon. Thereafter, Accounting Statements and payments shall be provided annually for as long as the Picture generates revenue. If any error is made by Company in any Accounting Statement, it may be corrected by Company within two years thereafter by making any necessary deductions or additions on subsequent Accounting Statements, or at Company’s option by the rendering of an Amended Accounting Statement. Each Accounting Statement shall be rendered within sixty (60) days following the end of each accounting period. Any Accounting Statement rendered by Company hereunder shall be deemed conclusively true and correct and binding upon Co-Financier, shall constitute an account stated and be incontestable unless Co-Financier delivers to Company in writing specific objections, setting forth specific transactions or items objected to and the basis of such objections, within sixty (60) days from the date such Accounting Statement was received by Co-Financier.

7. RELATIONSHIP OF PARTIES: Company and Co-Financier each acknowledge that they are independent contractors and that no partnership, joint venture, agency or employment relationship has or will be created by this Agreement.

8. NOTICES: All notices hereunder shall be in writing and shall be served by personal delivery to Company or Co-Financier, as the case may be, [or by facsimile transmission, with a copy sent by U.S. Mail] or by registered or certified mail, return receipt requested, or by telegram, addressed as follows:

To Company: 101 N.Robinson, Ste 920, Oklahoma City, OK  73102; with a courtesy copy to: Cohen & Gardner LLP, 329 North Wetherly Dr.,  Ste 206, Beverly Hills, CA 90211 Attn: Jonathan Gardner Esq.

To Co-Financier:

Any party may change its address at any time by written notice to the other parties. Notices served by mail shall be deemed to be served three (3) business days next following deposit in the U.S. mails, (in the case of facsimile on the day of transmission).

9. ASSIGNMENT: No party hereto shall have the right to assign all or any part of its right or obligations hereunder without the prior written consent of the other party, except that nothing contained in this sentence shall prevent any party from assigning its right to receive monies hereunder after providing written notice to the other party.

10. AMENDMENTS: This Agreement may not be modified except by written agreement signed by each of the parties hereto.

11. NO THIRD PARTY BENEFICIARIES: This Agreement shall in no event be construed as a third party beneficiary contract and is not intended for the benefit of any person or company whomsoever except the parties hereto.

12. WAIVER: No waiver by one party of a breach or default by the other party shall be deemed to be a waiver of any preceding, continuing or succeeding breach of the same or any other provision of this Agreement.

13. ENTIRE AGREEMENT:  Each party acknowledges that no representation or warranty not expressly set forth in this Agreement has been made or relied upon by the other party, it being agreed that this Agreement constitutes the entire Agreement of the parties regarding the subject matter hereof and supersedes all prior Agreements with respect thereto.

14. GOVERNING LAW: This Agreement has been entered into in the State of Oklahoma and shall be construed and enforced under and subject to the laws of said state.

15. ARBITRATION: Should there be any dispute between the parties concerning the interpretation of this Agreement or concerning an alleged breach of this Agreement, which the parties are unable to resolve after consultation with each other, such dispute shall be decided by arbitration pursuant to the regulations and procedures of the American Arbitration Association.

16. ATTORNEYS’ FEES: In any action or proceeding between or among the parties hereto to interpret or enforce any of the provisions hereof, the prevailing party shall, in addition to any other award of damages or other remedy, be entitled to reasonable attorneys’ fees and costs.

Wherefore, the parties have executed this agreement on the date first above written.

AGREED & ACCEPTED:

GRAYMARK PRODUCTIONS INC.

By:	/S/HARRY GRAY FREDERICKSON, JR.

Its:	Chief Execution Officer

/S/ JOHN SIMONELLI